Exhibit 99.1

                               PRESS RELEASE
                            REPORT OF EARNINGS

                                                              March 9, 2011
                                                    Shawnee Mission, Kansas

The following is a report of earnings for Seaboard Corporation (NYSE Amex symbol: SEB) with offices at 9000 West 67th Street, Shawnee Mission, Kansas 66202, (the "Company"), for the three and twelve months ended December 31, 2010 and December 31, 2009, in thousands of dollars except share and per share amounts.

                                  Three Months Ended      Twelve Months Ended
                                      December 31,             December 31,
                                    2010        2009         2010        2009

Net sales                       $1,205,150  $  959,285   $4,385,702  $3,601,308

Net earnings attributable to
 Seaboard                       $  103,360  $   12,875   $  283,611  $   92,482


Net earnings per common share   $  85.01    $    10.41   $   231.69  $    74.74

Average number of shares
 outstanding                     1,215,879   1,236,758    1,224,092   1,237,452


Notes to Report of Earnings:

Seaboard Corporation today filed its Annual Report on Form 10-K with the United States Securities and Exchange Commission. Seaboard has provided access to the Annual Report on Form 10-K on its website at http://www.seaboardcorp.com/investor-sec.aspx.